CONSENT OF INDEPENDENT AUDITORS




The Directors and Shareholders
Keystone America Hartwell Emerging Growth Fund, Inc.





     We consent to the use of our report dated November 1, 1996 incorporated by reference herein and to the reference to our firm under the caption "Financial Highlights" in the Prospectus.




                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP





Boston, Massachusetts
December 9, 1996